As filed with the Securities and Exchange Commission on January 25, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARRIVENT BIOPHARMA, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	86-3336099 (I.R.S. Employer Identification Number)

18 Campus Boulevard, Suite 100
Newtown Square, PA 19073
(628) 277-4836

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zhengbin (Bing) Yao, Ph.D.
Chief Executive Officer
ArriVent BioPharma, Inc.
18 Campus Boulevard, Suite 100
Newtown Square, PA 19073
(628) 277-4836

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. Rudy Matthew T. Simpson Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Nathan Ajiashvili Alison A. Haggerty Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-276397

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of ArriVent BioPharma, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (File No. 333-276397) (the “Prior Registration Statement”), which the Commission declared effective on January 25, 2024. This Registration Statement is being filed solely for the purpose of increasing the number of shares of Common Stock to be offered in the public offering by 1,597,223 shares of Common Stock, which includes 208,334 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of KPMG LLP.
23.4	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-276397), originally filed with the Commission on January 5, 2024 and incorporated herein by reference).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Pennsylvania, on the 25th day of January, 2024.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Zhengbin (Bing) Yao, Ph.D.
Zhengbin (Bing) Yao, Ph.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Zhengbin (Bing) Yao, Ph.D.	Chairman, Chief Executive Officer and Director	January 25, 2024
Zhengbin (Bing) Yao, Ph.D.	(Principal Executive Officer)

/s/ Winston Kung, MBA	Chief Financial Officer and Treasurer	January 25, 2024
Winston Kung, MBA	(Principal Accounting Officer and Principal Financial Officer)

*	Director	January 25, 2024
Carl L. Gordon, Ph.D., CFA

*	Director	January 25, 2024
James Healy, M.D., Ph.D.

*	Director	January 25, 2024
Bahija Jallal, Ph.D.

*	President of Research and Development and Director	January 25, 2024
Stuart Lutzker, M.D., Ph.D.

*	Director	January 25, 2024
Chris W. Nolet

*By	/s/ Zhengbin (Bing) Yao, Ph.D.
Zhengbin (Bing) Yao, Ph.D.
Attorney-in-fact